Exhibit 99.1

        CONVERSION SERVICES INTERNATIONAL SHARES OF COMMON STOCK TO BEGIN
          TRADING ON THE AMERICAN STOCK EXCHANGE ON SEPTEMBER 21, 2005

                 Company Announces 1-for-15 Reverse Stock Split

EAST HANOVER, N.J., September 15, 2005 - Conversion Services International, Inc. (OTC Bulletin Board: CSII; "CSI"), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, today announced that its common stock will begin trading on the American Stock Exchange effective September 21, 2005 under the symbol `CVN'. This approval is contingent upon CSI being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if CSI is not in compliance with such standards.

Additionally, CSI's Board of Directors declared a 1-for-15 reverse stock split of the Company's common stock, which is expected to become effective after the close of business on September 20, 2005. This follows approval of a reverse split by CSI stockholders on August 8, 2005 as more fully described in the Proxy Statement filed with the Securities and Exchange Commission on July 26, 2005. As a result of the reverse split, the total number of common shares outstanding will be reduced from approximately 811 million to approximately 54 million. In addition, the total number of authorized shares of common stock will be reduced from 1 billion to 85 million.

Scott Newman, CSI's President, Chief Executive Officer and Chairman, commented, "Listing on the AMEX is a significant step for our company as we move forward with our corporate objective of growing our business while increasing stockholder value. Additionally, CSI's stock is now eligible for purchase by a broader range of investment funds, and the AMEX listing will afford greater exposure. Additionally, we feel the post-split shares outstanding will be more in line with the size of the company."

Stockholders entitled to fractional shares resulting from the stock dividend will receive one extra post-split share. After effectiveness of the reverse stock split, CSI's transfer agent will notify the Company's stockholders and request that they surrender their certificates representing shares of pre-split common stock to the transfer agent so that certificates representing the appropriate number of shares of post-split common stock may be issued in exchange.

About Conversion Services International, Inc.
Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Cendant, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, Pfizer, and Verizon Wireless. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

                    Conversion Services International, Inc.
                 100 Eagle Rock Avenue o East Hanover, NJ 07936
                          973.560.9400 o www.csiwhq.com

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance will all applicable American Stock Exchange listing standards on the date it begins trading on the American Stock Exchange, continued listing requirements, and those detailed in CSI's filings with the Securities and Exchange Commission.
Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

Contact:
Mitchell Peipert                            -or-    Investor Relations Counsel
Vice President and Chief Financial Officer          The Equity Group Inc.
Conversion Services International, Inc.             Lauren Barbera, 212-836-9610
973-560-9400 x 2088                                 LBarbera@equityny.com
mpeipert@csiwhq.com

                    Conversion Services International, Inc.
                 100 Eagle Rock Avenue o East Hanover, NJ 07936
                          973.560.9400 o www.csiwhq.com